Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-176683) and Form S‑8 (Nos. 333-176682, 333-174218, 333-145853, 333-129058, 333-111830, 333-89396) of ValueClick, Inc. of our report dated February 26, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 26, 2013